Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Technest Holdings, Inc. 2011 Equity Incentive Plan of our report dated October 13, 2011, relating to our audits of the consolidated financial statements of Technest Holdings, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Technest Holdings, Inc. for the year ended June 30, 2011.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

April 9, 2012